Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-55185 of Ferrellgas Partners, L.P. on Form S-4 of our reports dated September 12, 1995, appearing in the Annual Report on Form 10-K of Ferrellgas Partners, L.P. for the year ended July 31, 1995.

     We also consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No 33-55185 of Ferrellgas Partners, L.P. on Form S-4 of our reports on Ferrellgas, L.P. dated September 12, 1995, appearing in the Annual Report on Form 10-K of Ferrellgas Partners, L.P. for the year ended July 31, 1995.

     We also consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-55185 of Ferrellgas Partners, L.P. on Form S-4 of our reports on Ferrellgas Finance Corp. dated September 12, 1995, appearing in the Annual Report on Form 10-K of Ferrellgas Partners, L.P. for the year ended July 31, 1995.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.






Deloitte & Touche LLP
Kansas City, Missouri
November 10, 1995
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